EMPLOYMENT AGREEMENT
                                JERRY L. LOCKETT


     This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of
                                      ---------
November  17,  1997  (the  "Effective  Date"),  by  and  between  PENN  OCTANE
                            ---------------
CORPORATION, a Delaware corporation (the "Company") or the "Employer") and Jerry
                                          -------           --------
L.  Lockett  (the  "Officer"),  with  reference  to  the  following:

                                    RECITALS

     Employer desires to employ the Officer as Vice President of the Company and the Officer is willing to accept such employment by the Company on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

     1.     EMPLOYMENT,  AUTHORITY  AND  DUTIES.

          1.1 EMPLOYMENT. During the term of this Agreement, the Officer agrees to be employed by and to serve as a Vice President of the Company, and the Company agrees to employ and retain the Officer in such capacity.

1.2 POSITION. The Officer shall serve as a Vice President of the Company and will be responsible for the marketing and purchasing of liquid gases.

          1.3 PLACE OF EMPLOYMENT; WORKING FACILITIES. The Officer's principal place of business with respect to his services to the Employer initially shall be located in Houston, TX. Employer will provide the Officer with an office and such other facilities and equipment at such location as is suitable to the Officer's position and necessary for the performance of his duties.

     2.     TERMS  OF  EMPLOYMENT.

          2.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

               (a)     "Termination  for  Cause"  shall  mean  termination  by
                        -----------------------
Employer of the Officer's employment hereunder by reason of (i) the Officer's willful and continued failure to substantially perform his duties hereunder
(other than any such failure resulting from the Officer's incapacity due to physical or mental illness), (ii) the Officer's act or acts of personal dishonesty or moral turpitude, (iii) the Officer's conviction of a felony, or
(iv) the Officer's willful breach of a material provision of this Agreement. For purposes of this Agreement, no act or failure to act, on the Officer's part will be considered "willful" unless done, or omitted to be done, by the Officer in bad faith without reasonable belief that such actions or omissions were in the best interest of Employer.

               (b)     "Termination  for Good Reason" shall mean the election of
                        ----------------------------
the Officer to terminate his employment hereunder following a determination in good faith by the Officer that any of the following has occurred: (i) the assignment of the Officer to any duties or position which results in any diminution of the Officer's authority, duties or responsibilities under this Agreement, as determined in good faith by the Officer, (ii) failure to pay any or all of Officer's Base Salary or other benefits under this Agreement, (iii) the transfer or forced relocation of the principal place of business of the officer to any geographic location outside the Houston, Texas area, or (iv) the breach or assertion of the invalidity or unenforceability of this Agreement or any provision thereof by Employer or a Successor Entity (as defined in Section 7.7).

               (c)     "Termination  Without  Cause"  shall  mean termination by
                        ---------------------------
Employer of the Officer's employment hereunder other than pursuant to (i) a Termination for Cause, (ii) a termination by reason of the Officer's disability (as described in Section 2.5), or (iii) a termination by reason of the Officer's death (as described in Section 2.6).

               (d)     "Voluntary  Termination"  shall mean a termination by the
                        ----------------------
Officer of the Officer's employment hereunder, other than (i) a termination by reason of the Officer's disability (as described in Section 2.5), (ii) a termination by reason of the Officer's death (as described in Section 2.6), or
(iii)  a  Termination  for  Good  Reason.

          2.2 TERM OF EMPLOYMENT. The term of employment of the Officer by Employer hereunder shall be from November 17, 1997 (the "Effective Date")
                                                                --------------
through November 30, 1998, unless the Officer's employment hereunder is terminated earlier pursuant to this Agreement. Upon expiration of the stated term of the Agreement on November 30, 1998, this Agreement shall continue for another year until terminated in accordance with its terms, unless notified by either party sixty (60) days in advance.

          2.3 TERMINATION FOR CAUSE. A Termination for Cause may be effected by Employer at any time during the term of this Agreement. Upon a Termination for Cause, the Officer shall be paid all accrued salary and benefits to the date of termination and any bonus compensation to the extent earned under
Section 3.2 and/or Section 3.3 and/or Section 3.4, but the Officer shall not be paid any other compensation or reimbursement of any kind (including, without limitation, severance compensation pursuant to Section 6) and all rights and obligations hereunder shall terminate, except as specifically provided herein or required by law.

          2.4 TERMINATION WITHOUT CAUSE. Notwithstanding anything else in this Agreement, Employer shall have the right to effect a Termination without Cause at any time during the term of this Agreement. Upon any Termination Without Cause, the Officer shall be paid all accrued salary and benefits to the date of termination, bonus compensation to the extent earned under Section 3.1 and/or Section 3.2, and severance compensation as provided in Section 6, but shall be paid no other compensation or reimbursement of any kind except as modified below, and all other rights and obligations hereunder shall terminate, except as specifically provided herein or required by law. If such termination without cause is effected by Employer at any time after may 17, 1998 (i.e. on or after the 6th month of employment), then Officer shall be entitled to the grant of fifty thousand (50,000) of the Company's $5.00 Class E Warrants (the "Class E Warrants") as specified in Article 5.

          2.5 TERMINATION BY REASON OF DISABILITY. If, during the term of the Officer's employment by the Company, the Officer has been substantially unable to perform his duties under this Agreement on a full-time basis due to illness or physical or mental incapacity for thirty (30) consecutive calendar days, and within thirty (30) days after notice to the Officer of the Company's intention to terminate his employment by reason of such disability (which notice may only be given after the end of the initial thirty (30) day period), the Officer has not reasonably demonstrated the ability to perform his duties hereunder on a full-time basis, Employer shall have the right to terminate the Officer's employment hereunder. Upon any such termination the Officer shall be paid all accrued salary and benefits, including, without limitation, disability benefits payable to the Officer pursuant to the terms of any long-term disability insurance policy or program obtained by Employer for the benefit of its executives and bonus compensation to the extent earned under Section 3.1 and/or Section 3.2, but no other compensation or reimbursement of any kind except as specified below (including, without limitation, severance compensation pursuant to Section 6) and all rights and obligations hereunder shall terminate, except as specifically provided herein or required by law. If such Termination by reason of Disability is effected by Employer at any time after May 17, 1998 (i.e. on or after the 6th month of employment), then Officer shall be entitled to the grant of fifty thousand (50,000) of the Company's $5.00 Class E Warrants (the "Class E Warrants") as specified in Article 5.

          2.6 DEATH. The Officer's employment hereunder shall terminate upon the Officer's death and Employer shall pay to his estate all accrued salary and benefits (including, without limitation, any life insurance benefits) to the date of termination and bonus compensation to the extent earned under Section
3.1 and/or Section 3.2, but no other compensation or reimbursement of any kind, including, without limitation, severance compensation pursuant to Section 6, and all other rights and obligations hereunder shall terminate, except as specifically provided herein or required by law. If such Termination by Death is effected by Employer at any time after May 17, 1998 (i.e. on or after the 6th month of employment), then Officer's Estate shall be entitled to the grant of fifty thousand (50,000) of the Company's $5.00 Class E Warrants (the "Class E Warrants") as specified in Article 5.

          2.7 VOLUNTARY TERMINATION. A Voluntary Termination may be effected by the Officer during the term of this Agreement upon sixty (60) days prior written notice to Employer. In the event of a Voluntary Termination, the Officer shall immediately be paid all accrued salary and benefits to the date of termination and bonus compensation to the extent earned under Section 3.1 and/or
Section 3.2, but no other compensation or reimbursement of any kind (including, without limitation, severance compensation pursuant to Section 6) and all other rights and obligations hereunder shall terminate, except as specifically provided herein or required by law.

          2.8 TERMINATION FOR GOOD REASON. Upon any Termination for Good Reason, the Officer shall be paid all accrued salary and benefits to the date of termination, bonus compensation to the extent earned under Section 3.1 and/or
Section 3.2 and severance compensation as provided in Section 6, but shall be paid no other compensation or reimbursement of any kind, and all other rights and obligations hereunder shall terminate, except as specifically provided herein or required by law. If such Termination for Good Reason is effected by Employer at any time after August 17, 1998 (i.e. on or after the 9th month of employment), then Officer shall be entitled to the grant of fifty thousand (50,000) of the Company's $5.00 Class E Warrants (the "Class E Warrants") as specified in Article 5.

     3.     BASE  SALARY;  BONUSES.

          3.1 BASE SALARY. In consideration for the Officer's agreement to be employed by and serve the Company pursuant to the terms of this Agreement, Employer will pay the Officer a base salary (the "Base Salary") during each
                                                       -----------
calendar year of One Hundred Twenty Thousand Hundred Dollars ($120,000) payable bi-monthly, in accordance with Employer's normal payment practices. The Officer's Base Salary shall be reviewed annually at the end of each calendar year, commencing with calendar year 1997. Further, an additional $1,000 pre month shall be paid to Officer for automobile expenses over and above reimbursement of other expenses incurred by Officer as specified in Article 4.1.

3.2 INCENTIVE BONUS. The Company is in the process of approving the performance standards for the Company's incentive bonus program and the Company shall adopt such standards by no later than January 31, 1998. The Officer shall participate in the Company's incentive bonus program and shall be eligible to receive an incentive bonus each year which is equivalent to the maximum bonus payable to any other senior executive officer of the Company for such year. The Officer shall be eligible to participate in any additional bonus and incentive programs for which the Company may maintain or establish from time to time for the Company's executives, subject to and on a basis consistent with the terms, conditions and overall administration of any such plan or arrangement by the Company.
          3.3 VACATION PAY. Officer shall be entitled to an annual vacation leave of fifteen (15) business days at full pay. The time for such vacation shall be selected by the Officer. In lieu of the vacation leave specified, the Officer may elect to receive payment for the whole or any portion of the vacation time to which the Officer is entitled, such vacation timer to be valued at the amount of the regular salary earned by the Officer during an equivalent period of time.

          3.4 HOLIDAYS. During each calendar year, the Officer shall be entitled to a holiday with full pay on the days designated by the corporation set out above as being paid holidays.

          3.5     PAID  SICK  LEAVE.     The Officer shall be entitled to twelve
(12) days per year as sick leave with full pay. 'Sick Leave" is defined as short-term absences from employment that are necessary due to illness or injury.

     4.     BUSINESS  EXPENSE.

          4.1 GENERAL EXPENSES. During the term of the Officer's employment by Employer, the Officer will be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures of Employer for its senior executive officers) in performing the services hereunder, including reasonable expenses for entertainment, travel and similar items, provided that the Officer properly accounts for such expenses in accordance with the policies and procedures of Employer.

          4.2 HEALTH BENEFITS. The Officer will be entitled to participate in or receive benefits under any employee group health, medical, dental, life, disability and any other similar benefit plan or arrangement which the Company may maintain or establish from time to time for the Company's executives, subject to and on a basis consistent with the terms, conditions and overall administration of any such plan or arrangement by the Company and on terms and conditions at least as favorable to the Officer as the terms and conditions to which each of the other senior executive officers of the Company are subject. Nothing paid to the Officer under any such plan or arrangement will be deemed to be in lieu of the compensation otherwise payable to the Officer hereunder. Any payments or benefits payable to the officer with respect to a fiscal year will be prorated based on the number of days during the fiscal year the Officer is actually employed by Employer.

     5. WARRANTS. So long as this Agreement has not been earlier terminated in accordance with its terms, except to the extent provided in Articles 2.4, 2.5, 2.6 and 2.8, Employer shall grant to the Officer Fifty Thousand (50,000) of the Company's $5.00 Class E Warrants on each of the first anniversary of the effective date, i.e. 11/17/98, and an additional Fifty Thousand (50,000) Class E Warrants on the second anniversary of the effective date if this Agreement is still in effect, at an exercise price per warrant equal to the average bid price for the seven day trading period prior to such anniversary.

     6. SEVERANCE; PAYMENTS. Upon the occurrence of a Termination Without Cause or a Termination for Good Reason, in addition to any other amounts payable to the Officer hereunder, the Officer shall be paid severance compensation in the amount of three (3) months of Base Salary (measured by the monthly Base Salary in effect immediately prior to such termination) plus all accrued but unpaid salary, bonus compensation to the extent earned under Section 3.2 for benefits due and payable to the Officer on and as of the date of any such termination. Any severance compensation payable under this Section 6 shall be payable to the Officer in immediately available funds within ten (10) business days of any Termination Without Cause or Termination for Good Reason, as the case may be.

     7.     MISCELLANEOUS.

          7.1 CONFIDENTIAL INFORMATION. The Officer acknowledges that, in the course of performing services on behalf of the Company, he may receive or be privy to certain producer, end user or transporting pipeline client lists, trade secrets, programs, lists of customers or trading accounts, business records or audits of the Company, corporate insider information, proprietary financing structures and other confidential information and knowledge concerning the business of the Company, its corporate parent, stockholders or subsidiaries (herein collectively referred to as the "Confidential Information") which the
                                            ------------------------
Company desires to protect. The Officer understands that the Confidential Information is confidential and the Officer covenants and agrees not to reveal the Confidential Information to any person or entity, directly or indirectly, outside the Company so long as the confidential or secret nature of the Confidential Information shall continue, unless the Officer is legally compelled to disclose such Confidential Information. The Officer further agrees that he will at no time use the Confidential Information in competing with the Company. Upon termination of this Agreement, the Officer shall surrender to the Company all papers, documents, writings, and other property produced by him or in his possession by or through his relationship with the Company (including computer programs or information derived from the Company's computer database) and the Officer agrees that all such materials shall at all times remain the property of the Company. This Section 7.1 shall be inoperative as to any Confidential Information which (a) becomes generally available to the public on or after the Effective Date hereof other than as a result of a disclosure in violation of this Section 7.1, or (b) was available to the Officer on a non-confidential basis prior to its disclosure to the Officer, or (c) becomes available to the Officer on a non-confidential basis from a source other than the Company, which source is not itself bound by a confidentiality obligation to the Company.

          7.2 WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision thereof.

          7.3 ENTIRE AGREEMENT; MODIFICATIONS. Except as otherwise provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements and negotiations, whether written or oral, with respect to the subject matter hereof, including, without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to the Officer from Employer. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

          7.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery or first class mail, certified or registered with return receipt requested, to the respective persons named below. Each notice under this Section 7.4 shall be deemed to have duly given upon receipt or, if sent by first class mail, three (3) days after mailing, or if sent by certified or registered mail, on the date of the return receipt, in each case, to the address or telecopier number of the intended recipient set forth below:

If  to  the  Company:     Penn  Octane  Corporation
     900  Veterans  Boulevard
     Redwood  City,  California  94063
     Attention:  President

If  to  the  Officer:     Mr.  Jerry  L.  Lockett
     1635  Scenic  Shore  Drive
     Kingwood,  TX  77345

     Any party may change such party's address for notices by notice duly given pursuant to this Section 7.4.

          7.5 HEADINGS. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

          7.6 SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

          7.7 SUCCESSORS AND ASSIGNS. This Agreement shall (a) not be assignable either by the Officer or by Employer, (b) be binding upon and inure to the benefit of and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, and (c) be binding upon and fully enforceable by the Officer against any entity which succeeds to the Company by merger, consolidation, reorganization, sale of all or substantially all of the Company's assets or other similar transaction or series of transactions or which acquires substantially all of the assets of the Company (any such entity a "Successor Entity").
     -------------

          7.8 WITHHOLDINGS. All compensation and benefits to the Officer hereunder, including, without limitation, severance compensation, shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

          7.9 INDEMNIFICATION. The Officer shall be entitled to indemnification by the Company to the same extent that any other officer or director of the Company is entitled to indemnification under the charter documents of or by contract with, the Company.

          7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Agreement.

          7.11 ATTORNEYS' FEES. In the event of litigation related to this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs.

          7.12 GOVERNING LAW; CONSENT TO JURISDICTION. this Agreement shall be governed by and construed in accordance with the laws of the State of California. Each party to this Agreement hereby submits to the exclusive jurisdiction and venue of the Superior Court of the State of California for the County of San Mateo or the United States District Court for the Northern District of California for purposes of any legal action which may arise in connection with this Agreement. Each party agrees that service upon such party in any such action may made by first class mail, certified or registered, in the manner provided for delivery of notices in Section 7.4.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYER:                            PENN  OCTANE  CORPORATION

                                 By: /s/ J.B.  Richter
                                     ---------------------------
                                 Name:   J.B.  Richter
                                 Title:   President  &  CEO


OFFICER:                             /s/ Jerry L. Lockett
                                     ---------------------------
                                         Jerry L. Lockett